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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


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                                       FORM 8-K

                                    CURRENT REPORT

                            PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


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Date of Report (Date of earliest event reported): OCTOBER 27, 1999
                                                  ----------------



                             IBIS TECHNOLOGY CORPORATION
                             ---------------------------
              (Exact name of registrant as specified in its charter)


MASSACHUSETTS                    0-23150                  04-2987600
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(State or other                (Commission              (IRS Employer
jurisdiction of                File Number)             Identification No.)
incorporation)



32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS       01923
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(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (978) 777-4247




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ITEM 5. OTHER EVENTS.
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    On October 27, 1999, the Registrant publicly disseminated a press release announcing its financial results for the third quarter and nine months ended September 30, 1999. Revenues for the third quarter ended September 30, 1999 were $4,682,000, a slight decrease from $4,888,000 in the comparable 1998 quarter. For the first nine months of 1999, total revenues increased by approximately 20% to $14,237,000 from $11,888,000 reported for the first nine months of 1998. Net income for the 1999 third quarter was $287,000, or $0.03 per share, compared to $95,000, or $0.01 per share, in the similar period a year ago. For the nine months ended September 30, 1999, net income was $781,000, or $0.10 per share, compared to a net loss of $729,000, or $0.11 per share, a year ago. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
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(c)      Exhibit.

99.1     The Registrant's Press Release dated October 27, 1999.
















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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            IBIS TECHNOLOGY CORPORATION
                                            ---------------------------
                                            (Registrant)



Date: October 29, 1999                      /s/ Debra L. Nelson
                                            -----------------------------
                                            Debra L. Nelson, Chief Financial
                                            Officer















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                                 EXHIBIT INDEX
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Exhibit                                                    Sequential
Number                  Description                        Page Number
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99.1                    The Registrant's Press Release          5
                        dated October 27, 1999

















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